Exhibit 3.59

State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 12/17/2020 FILED 01:55 PM 12/17/2020 SR 20208685284 - File Number 4470338

CERTIFICATE OF MERGER

MERGING

HII UNMANNED MARITIME SYSTEMS INC.,

a Delaware corporation

WITH AND INTO

HYDROID, INC.,

a Delaware corporation

(Pursuant to Section 251 of the

General Corporation Law of the State of Delaware)

Hydroid, Inc. hereby certifies as follows:

FIRST. The name and state of incorporation of each constituent corporation to the Merger (defined below) is as follows:

(a) HII Unmanned Maritime Systems Inc., a Delaware corporation (the “Merged Corporation”); and

(b) Hydroid, Inc., a Delaware corporation (the “Surviving Corporation”).

SECOND. An Agreement and Plan of Merger (the “Plan of Merger”), effective as of the Effective Date (defined below), between the Surviving Corporation and the Merged Corporation merging (the “Merger”) the Merged Corporation with and into the Surviving Corporation, with the Surviving Corporation remaining as the surviving corporation, has been approved and adopted by (a) the board of directors of the Surviving Corporation and of the Merged Corporation in accordance with Sections 141(f) and 251(b) of the DGCL, and (b) the sole stockholder of the Surviving Corporation and of the Merged Corporation in accordance with Sections 228 and 251(c) of the DGCL. The Plan of Merger has been executed and acknowledged by the Surviving Corporation and of the Merged Corporation in accordance with Section 251(a) of the DGCL.

THIRD. The name of the Surviving Corporation shall be HII Unmanned Systems, Inc.

FOURTH. The first clause of the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be amended as follows:

FIRST: The name of the corporation (the “Corporation”) is “HII Unmanned Systems, Inc.”

FIFTH. The executed Plan of Merger is on file at the office of the Surviving Corporation at 4101 Washington Ave. 909-7, Enclave 7B, Newport News, VA 23607.

SIXTH. A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to the sole stockholder of the Surviving Corporation or the Merged Corporation.

SEVENTH. The Merger will be effective as of January 1, 2021 (the “Effective Date”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Hydroid, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on the date indicated below.

Dated: December 17, 2020	HYDROID, INC.

	By:	/s/ Charles R. Monroe, Jr. Name: Charles R. Monroe, Jr. Title: Secretary